Exhibit 99.2

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is made and entered into on August 12, 2008, by and between BRE Properties, Inc., a Maryland corporation (the “Company”), and Stephen C. Dominiak, an individual (“Executive”) and memorializes the terms and conditions of Executive’s employment by the Company from and after September 2, 2008 (the “Effective Date”).

AGREEMENT

In consideration of the mutual covenants set forth in this Agreement, the parties agree as follows:

1. Term. Executive shall be employed at will by the Company commencing on the Effective Date and continuing thereafter until terminated (the “Term”). Executive’s at-will status means that the Executive may terminate his employment at any time, with or without reason, subject only to the notice provisions set forth in Sections 7.1 and 8.2(b), and that the Company may terminate Executive at any time, with or without reason, subject only to the notice provision in Section 7.3. The Compensation Upon Termination provisions in Section 8 do not alter Executive’s at-will status.

2. Duties. The Company shall employ Executive as its Executive Vice President, Chief Investment Officer. The Chief Executive Officer (“CEO”) shall direct and supervise the employment of Executive and shall determine the powers and duties incident to the position of Chief Investment Officer. Executive shall perform his duties as Chief Investment Officer diligently and to the best of his ability and devote his full business time and best efforts to the Company. Executive shall not, except for incidental management of his personal financial affairs, engage in any other business, nor shall he serve in any position with or as a consultant or adviser to any other corporation or entity (including as a member of such entity’s board of directors or similar governing or advising body), without the prior written consent of the Board of Directors (“Board”).

3. Compensation. During the Term, Executive shall be entitled to receive compensation in accordance with this Section 3.

3.1 Base Salary. Executive shall receive an annual base salary (“Base Salary”) of $362,500 commencing as of September 2, 2008. The Board, in its discretion, may review the Base Salary periodically and adjust the Base Salary in its sole discretion based on relevant circumstances. The Base Salary shall be payable by the Company to Executive in equal installments on the dates payments of salary are regularly made by the Company to its executive employees subject to all required tax withholdings.

3.2 Annual Bonus. In addition to the Base Salary, Executive shall be eligible to receive an annual incentive bonus (the “Annual Bonus”) targeted at 100% of Base Salary (the “Target Bonus”) for the achievement of the management by objective criteria established by the Compensation Committee of the Board (the “Committee”) in its sole discretion (the “MBO Criteria”). It is anticipated that, for any given year, the amount of the Annual Bonus could range from 0% of Base Salary (in the event of a failure to achieve any of the MBO Criteria), to 100%

of Base Salary (in the event of achievement of the MBO Criteria), to between 100% and 200% (in the event that a substantial number of the MBO Criteria are significantly exceeded). The determination of whether Executive has achieved or significantly exceeded the MBO Criteria shall be in the Committee’s sole discretion. The Committee may in its discretion determine that the MBO Criteria on balance as a whole have been met notwithstanding the fact that certain of the MBO Criteria may not have been met if other MBO Criteria are exceeded. Except as otherwise specified in this Agreement, Executive shall earn the Annual Bonus only at the end of each of the Company’s fiscal years during the Term. The Annual Bonus, if earned, shall be paid within 90 days after the end of each fiscal year. For the period from the Effective Date through December 31, 2008, Executive shall receive as his Annual Bonus an amount equal to the Target Bonus prorated for the partial year during such period.

3.3 Long-Term Incentive Awards. During the Term, Executive shall be eligible to receive long-term incentive awards at the sole discretion of the Board. It is contemplated that such awards will take into account financial, operating, and other results achieved as well as future long-term performance goals. Such awards may be in the form of options, restricted shares which vest over time or upon satisfaction of performance metrics, SARs, stock grants, or any other form of long-term compensation, as determined by the Board in its sole discretion.

3.4 Initial Grant of Restricted Stock. At the first regularly scheduled meeting of the Board after the commencement of the Term, the CEO shall seek approval from the Board for a grant of restricted common stock of the Company in the amount of $500,000 and on such other terms as contained in the Performance Stock Award Agreement attached hereto as Exhibit A.

4. Life Insurance. During the Term, the Company agrees to pay the premiums on a term life insurance policy covering and for the benefit of Executive with a face amount equal to 100% of the Base Salary.

5. Benefits. During the Term, Executive shall be entitled to receive such other benefits and to participate in such benefit plans as are generally provided by the Company to its executive employees, including parking and profit sharing and insurance plans. Executive shall be entitled to four weeks vacation for each calendar year which shall accrue in accordance with the Company’s standard policies and procedures.

6. Expenses. The Company shall pay or reimburse Executive for all reasonable travel and other expenses incurred by Executive in performing his duties as Executive Vice President, Chief Investment Officer of the Company in accordance with the Company’s standard policies and procedures.

7. Termination of Agreement. The date that Executive’s employment and this Agreement is terminated is referred to in this Agreement as the “Termination Date.”

7.1 Termination Due to Death or Disability; Voluntary Termination. If, at any time during the Term, Executive shall die, suffer any Disability (as defined below), or voluntarily terminate his employment with the Company, then, in any such event, this

Agreement shall automatically terminate on the date of death, upon any Disability or of the Executive’s voluntary termination, as the case may be. As used in this Agreement, the term “Disability” shall mean the inability of Executive to perform his duties for one hundred eighty (180) consecutive days or for one hundred eighty (180) days in any twelve month period because of physical or mental illness or incapacity as determined by the Board. If Executive shall voluntarily terminate his employment with the Company, Executive shall provide the Company with at least 30-days’ prior written notice of such termination, which notice period the Company may elect to shorten.

7.2 Termination by the Company for Good Cause. During the term, the Company may terminate this Agreement and Executive’s employment at any time for Good Cause. In such event, this Agreement shall terminate on such date as shall be specified in writing by the Company. As used in this Agreement, the term “Good Cause” shall mean (i) any act or omission of gross negligence, willful misconduct, dishonesty, or fraud by Executive in the performance of his duties hereunder or in material violation of the Company’s employment policies and practices, (ii) the material failure or refusal of Executive to timely perform the duties or to render the services reasonably assigned to him from time to time by the Board (other than failures to perform duties or render services substantially due to circumstances beyond the control of Executive, including force majeure events), (iv) Executive’s conviction of or plea of nolo contendere to a crime which has or reasonably would be expected to have a material adverse impact on his ability to perform his duties as Executive Vice President, Chief Investment Officer of the Company, including any crime involving dishonesty or moral turpitude or (iv) the material breach by Executive of this Agreement or the material breach of Executive’s fiduciary duty or duty of trust to the Company as reasonably determined by the Company.

7.3 Termination by the Company Other Than for Good Cause. During the Term, the Company may terminate this Agreement and Executive’s employment for any reason other than for Good Cause with at least 30-days’ prior written notice.

7.4 Termination by the Company Incident to a Change in Control. Any termination of this Agreement and the Executive’s employment by the Company for any reason other than Good Cause, death, or Disability before a Change in Control (which Change in fact subsequently occurs), but after (a) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control, or (b) the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control shall be deemed conditioned on a Change in Control for purposes of 8.2(c) below.

8. Compensation upon Termination.

8.1 Termination Other Than in Connection With a Change in Control.

(a) In the event of termination of this Agreement and Executive’s employment pursuant to Section 7.1 or 7.2, the Company shall not be obligated, from and after the Termination Date, to provide to Executive, and Executive shall not be entitled to receive from the Company, any compensation (including any payments of Base Salary, Annual Bonus, or other awards) or other benefits; except that if termination pursuant to Section 7.1 is due to death or Disability, Executive or his estate shall receive, within 90 days after the close of the fiscal year in which the death or Disability occurred, a lump-sum payment equal to the estimated Annual Bonus that Executive would have earned for the fiscal year in question (based on actual performance relative to MBO Criteria for the fiscal year and Executive’s contribution, in each case up to the date of death or Disability), calculated on a pro-rated basis to the Termination Date. In addition, Executive shall be entitled to the vesting benefits set forth in any performance stock award agreement or other equity award agreement whether now in existence or entered into during the term of this Agreement.

(b) In the event of termination of this Agreement and Executive’s employment pursuant to Section 7.3, the Company shall provide Executive with the following compensation within 15 days after the Company’s receipt of the release of Executive described in Section 8.1(c):

(i) Executive shall be entitled to a lump-sum payment equal to the estimated Annual Bonus that Executive would have earned for the fiscal year in question (based on actual performance relative to MBO Criteria for the fiscal year and Executive’s contribution, in each case up to the date of termination, calculated on a pro-rated basis to the Termination Date.

(ii) Executive shall be entitled to receive a lump-sum payment from the Company equal to the sum of: (1) his final Base Salary and (2) the average of the Annual Bonuses awarded to Executive for the two fiscal years prior to the year in which Executive terminates. If Executive terminates before having been employed for two full fiscal years, then the lump sum payment shall be equal to: (1) the sum of his final Base Salary and his Target Bonus if he terminates before his first full fiscal year of employment; or (2) the sum of his final Base Salary and the amount of the Annual Bonus awarded in the immediately preceding year if he terminates after his first full fiscal year of employment but before the end of his second full fiscal year of employment; and

(iii) Executive shall be entitled to the vesting benefits set forth in any performance stock award agreement or other equity award agreement whether now in existence or entered into during the term of this Agreement.

(c) Executive’s right to receive any of the payments or other compensation to be made to Executive pursuant to this Section 8.1 shall be contingent on Executive providing the Company a full and complete release of all known and unknown claims against the Company and its representatives in the form set forth on Exhibit B to this Agreement.

8.2 Termination Following a Change in Control.

(a) If within 12 months after the effective date of a Change in Control (as defined below) this Agreement and Executive’s employment is terminated due to Executive’s death or Disability, then Executive or his estate shall receive, within 90 days after the close of the fiscal year in which the death or Disability occurred, a lump-sum payment equal to the average annualized Annual Bonus that Executive received during the Term pro-rated based on the number of days between the effective date of the Change in Control and the date of death or

Disability. If the date of Death or Disability is before the Executive has been employed for one full fiscal year, then the lump-sum payment shall be equal to his Target Bonus pro-rated based on the number of days between the effective date of the Change in Control and the date of Death or Disability. In addition, (i) Executive shall be entitled to a lump-sum payment equal to the estimated Annual Bonus that Executive would have earned for the fiscal year in question (based on actual performance relative to MBO Criteria for the fiscal year and Executive’s contribution, in each case up to the date of termination), calculated on a pro-rated basis to the Termination Date; and (ii) Executive shall be entitled to the vesting benefits set forth in any performance stock award agreement or other equity award agreement whether now in existence or entered into during the term of this Agreement.

(b) If within 12 months after the effective date of a Change in Control, Executive terminates his employment with the Continuing Employer without Good Reason (as defined below), then Executive shall receive the amounts set forth in Section 8.2(a) and, provided if Executive gives the Company not less than 90-days’ prior written notice of such voluntary termination and uses his reasonable efforts to assist the Company with the necessary transition during the period between the notice of termination and the termination itself, then the Company shall pay Executive, within 15 days after the Company’s receipt from Executive of the release described in Section 8.2(g), a lump-sum payment from the Company equal to: (i) if Executive resigns after having been employed through two full fiscal years, the sum of his final Base Salary and the average Annual Bonus awarded in the prior two years; (ii) if Executive resigns after having been employed more then one but less than two full fiscal years, the sum of his final Base Salary and the Annual Bonus he was awarded in the immediately preceding year; or (iii) if the Executive resigns before having been employed through one full fiscal year, the sum of his final Base Salary and his Target Bonus. As used in this Agreement, the term “Good Reason” means (i) a material reduction in Executive’s target pay, duties, responsibilities, or authority of Executive immediately prior to such Change in Control, without Executive’s consent, or (ii) the relocation of Executive, without Executive’s consent, to a location more than 50 miles from the Executive’s work location as of the Termination Date, provided in each case that, within 20 business days of the event set forth in (i) or (ii), Executive presents the Company or the Continuing Employer, as the case may be, with at least 30-days’ prior written notice of his termination of employment stating that such termination was for a reason set forth in (i) or (ii) and the Company or the Continuing Employer, as the case may be, did not cure such material reduction or relocation within 10 business days thereafter.

(c) If within 12 months after the effective date of a Change in Control, Executive terminates his employment with the Continuing Employer for Good Reason or the Continuing Employer terminates this Agreement and Executive’s employment without Good Cause, then the Continuing Employer shall provide Executive with the following compensation within 15 days after the Company’s receipt from Executive of the release described in Section 8.2(g):

(i) In the event of a termination after the execution date of this Agreement, the Continuing Employer shall pay Executive a lump-sum payment equal to the estimated Annual Bonus that Executive would have earned for the fiscal year in question (based on actual performance relative to MBO Criteria for the fiscal year and Executive’s contribution, in each case up to the date of termination), calculated on a pro-rated basis to the Termination Date;

(ii) the Continuing Employer shall pay Executive a lump-sum payment equal to: (a) if the termination occurs after Executive has been employed through two full fiscal years, two times the sum of his final Base Salary and the average of the Annual Bonuses awarded to Executive for the two fiscal years prior to the year in which Executive terminates; (b) if the termination occurs after Executive has been employed more then one but less than two full fiscal years, two times the sum of his final Base Salary and the Annual Bonus he was awarded in the immediately preceding year; or (c) if the termination occurs before Executive has been employed through one full fiscal year, two times the sum of his final Base Salary and his Target Bonus;

(iii) all restrictions (except applicable federal and state securities law) on any restricted shares or share equivalents (including, but not limited to, stock units or performance units) of Common Stock, other securities of the Continuing Employer or, if such shares of Common Stock or other securities shall have been exchanged or converted into the right to receive other securities, cash or property, such other securities, cash or property received upon such exchange or conversion, including restrictions which lapse with the passage of time or the satisfaction of performance criteria, to the extent there are any, would lapse and be eliminated and such securities, cash or property would be unrestricted (except with respect to restrictions imposed by applicable federal and state securities law);

(iv) all options to purchase shares of Common Stock or other securities of the Continuing Employer that are subject to vesting shall become fully vested and exercisable for a period of three months after the date of termination; and

(d) For purposes of this Agreement, the term “Continuing Employer” means (A) the Company, (B) an affiliate of the Company (as such term is defined in the Exchange Act) or (C) such entity that the Company has merged or consolidated with or an affiliate (as such term is defined in the Exchange Act) of such entity that employs Executive immediately after or in connection with such Change in Control.

(e) For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred when any of the following events occur:

(i) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent, directly or indirectly, either by remaining outstanding or by being converted into voting securities of the surviving entity, more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity thereof outstanding immediately after such merger or consolidation; or

(ii) any sale of substantially all of the assets of the Company, or any liquidation or dissolution of the Company, other than as part of a transaction or series of transactions immediately after which the beneficial holders of the voting securities of the Company outstanding immediately prior thereto hold, directly or indirectly, more than fifty percent (50%) of the total voting power represented by the voting securities of any acquirer or successor corporation or entity; or

(iii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), as in effect on the Effective Date, (a “Person”)) acquiring “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding voting securities; or

(iv) a change in the Board that is the result of a proxy solicitation(s) or other action(s) to influence voting at a shareholders’ meeting of the Company (other than by voting one’s own stock) by a Person or group of Persons who has Beneficial Ownership of 5% or more of the combined voting power of the securities of the Company and which causes the Continuing Directors (as defined below) to cease to constitute a majority of the Board; provided, however, that none of the events described in (i) through (iv) of this Section 8.2(e) shall be deemed to be a Change in Control if the event(s) or election(s) causing such change shall have been approved specifically for purposes of this Agreement by the affirmative vote of at, least a majority of the members of the Continuing Directors. For these purposes, a “Continuing Director” shall mean a member of the Board (A) who is a member of the Board on the Effective Date, or (B) who subsequently becomes a member of the Board and who either (x) is appointed or recommended for election with the affirmative vote of a majority of the Directors then in office who are Directors on the Effective Date, or (y) is appointed or recommended for election with the affirmative vote of a majority of the Directors then in office who are described in clauses (A) and (B) (including clause (B)(y)), as applicable.

(f) In the event that the benefits provided for in the Agreement, when aggregated with any other payments or benefits received by Executive (the “Aggregate Benefits”), would (i) constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then Executive’s Aggregate Benefits will be either: (a) delivered in full, or (b) delivered as to such lesser extent as would result in no portion of such Aggregate Benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by Executive on an after-tax basis of the greatest amount of Aggregate Benefits, notwithstanding that all or some portion of such Aggregate Benefits may be taxable under Section 4999 of the Code. Unless the Company and Executive otherwise agree in writing, any determination required under this paragraph will be made in writing by the independent public accountants mutually agreeable to the Company and Executive (the “Accountants”) whose determination will be conclusive and binding upon Executive and the Company for all purposes. For purposes of making the calculations required by this paragraph, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Executive will furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this paragraph. To the extent any reduction in Aggregate Benefits is required by this paragraph, Aggregate Benefits shall be reduced or eliminated in reverse order of time of payment (that is, Aggregate Benefits payable later shall be reduced or eliminated before any reduction or elimination of Aggregate Benefits payable sooner), Aggregate Benefits payable at the same time shall be reduced or eliminated in accordance with the Executive’s instructions provided the Company has no reasonable objection thereto, and all reductions or eliminations shall be based on the value of the Aggregate Benefits established for purposes of the determination required under this paragraph.

(g) Executive’s right to receive any of the payments or other compensation to be made to Executive pursuant to this Section 8.2 shall be contingent on Executive providing the Continuing Employer a full and complete release of all known and unknown claims against the Continuing Employer and its affiliates and representatives, in the form set forth on Exhibit B to this Agreement.

9. Confidentiality. It is specifically understood and agreed that the Company possesses trade secrets, data and information regarding customers, suppliers and stockholders, development, acquisition and other business plans, strategies and records, methods of business and operations, “know-how,” property and financial analyses and reports, techniques, processes and other confidential or proprietary information of the Company and other persons (all such information, “Proprietary Information”). All Proprietary Information is and shall be the sole property of the Company for its own exclusive use and benefit, and Executive agrees that upon termination of his employment for any reason whatsoever, he shall return to the Company all Proprietary Information in his possession or under his control. Executive further agrees that he shall hold all Proprietary Information in strictest confidence and shall not at any time, either during or after his employment by the Company, use or disclose, or permit the use or disclosure of, the same for his own benefit or for the benefit of others, unless authorized to do so by the Company’s written consent or by a contract or agreement to which the Company is a party or by which it is bound. The provisions of this Section 9 shall perpetually survive the termination of the Agreement, and Executive shall likewise be bound by all other agreements between his and the Company relating in any way to the protection of Proprietary Information.

10. Non-Solicitation. For a period of one year following any termination of this Agreement, Executive shall not directly or indirectly recruit, attempt to hire, direct, assist others in recruiting- or hiring, or encourage any employee of or consultant to the Company to terminate his or her employment or consulting relationship with the Company or to accept employment or enter into a consulting relationship with any subsequent employer or business with whom Executive is affiliated in any way.

11. Arbitration.

11.1 In consideration of the Company employing Executive and the wages and benefits provided under this Agreement, Executive and the Company each agree that all claims arising out of or relating to Executive’s employment, including its termination, shall be resolved by binding arbitration in San Francisco, California. This agreement does not prohibit either party from seeking provisional injunctive relief, pursuant to California Code of Civil Procedure Section 1281.8.

11.2 The dispute will be arbitrated in accordance with the then-current rules of the American Arbitration Association applicable to employment disputes. The Company agrees to pay the fees and expenses for the arbitration, except those related to Executive’s legal fees and costs. If either party prevails on a statutory claim which affords the prevailing party attorneys’ fees and costs, the arbitrator may award reasonable fees and costs to the prevailing party, under the standards for an award of fees and costs provided by law. The parties agree to file any demand for arbitration within the time limit established by the applicable statute of limitations for the asserted claims or within one year of the conduct that forms the basis of the claim if the claim asserts a breach of express or implied contract. The failure to demand arbitration within the prescribed time period shall result in waiver of said claims.

11.3 This arbitration agreement will cover all matters directly or indirectly related to Executive’s recruitment, employment or termination of employment by the Company, including but not limited to claims involving laws against any form of discrimination whether brought under federal or state law, and claims involving present and former Executives, officers and directors of the Company, but excluding workers’ compensation and unemployment insurance claims. THE PARTIES UNDERSTAND AND AGREE THAT THEY ARE WAIVING THEIR RIGHTS TO BRING SUCH CLAIMS TO COURT, INCLUDING THE RIGHT TO A JURY TRIAL.

12. Taxes; Withholdings. All compensation payable by the Company to Executive under this Agreement which is or may become subject to withholding under the Code or other pertinent provisions of laws or regulation shall be reduced for all applicable income and/or employment taxes required to be withheld whether with respect to amounts payable under this Agreement or otherwise. If any payment otherwise due hereunder would be, when otherwise due, subject to additional taxes and interest under Section 409A of the United States Internal Revenue Code of 1986, as amended (the “Code”), for example, and not by way of limitation, because of the prohibition under Section 409A against the payment of deferred compensation on account of separation of service within six months of separation in the case of any key employee of a public company, then such payment shall be deferred to the extent required to avoid such additional taxes and interest.

13. Upon Termination of the Term. The Company shall have the right, without any notice to Executive, to offset any amounts payable to the Company against any amount payable to Executive pursuant to this Agreement.

14. Miscellaneous.

14.1 Notices. All notices and other communications required by this Agreement shall be in writing and shall be deemed given if properly addressed: (i) if delivered personally or via a nationally recognized commercial delivery service, on the day of delivery; or (ii) if delivered by registered or certified mail (return receipt requested), three business days after mailing. Notices shall be deemed to be properly addressed if addressed to the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company:	BRE Properties, Inc.
525 Market Street, Fourth Floor
San Francisco, CA 94105
Attn: Chairperson of the Board

With Copy to	Sheppard Mullin Richter & Hampton LLP
(not to constitute notice):	Four Embarcadero Center, 17th Floor
San Francisco, CA 94111
Attn: Jennifer G. Redmond

If to Executive:	To the contact address of Executive maintained in the Company’s Human Resources records

14.2 Entire Agreement. This Agreement contains the full and complete understanding of the parties and supersede all prior representations, promises, agreements, and warranties, whether oral or written, on the subject matters covered herein.

14.3 Governing Law. This Agreement shall be governed by and interpreted according to the laws of the State of California.

14.4 Successors and Assigns. With respect to the Company, this Agreement shall inure to the benefit of and be binding upon any successors or assigns of the Company. With respect to Executive, this Agreement shall not be assignable but shall inure to the benefit of estate of Executive or his legal successor upon death or disability.

14.5 Headings. The captions of the various sections of this Agreement are inserted only for convenience and shall not be considered in construing this Agreement.

14.6 Amendments. Except with respect to adjustments to the Base Salary or Executive’s duties pursuant to the terms of Sections 2 and 3.1, this Agreement may be modified or amended only by a writing signed by both parties.

14.7 Waivers. No failure on the part of either party to exercise any right or remedy under this Agreement, and no delay on the part of either party in exercising any right or remedy under this Agreement, shall operate as a waiver of such right or remedy; and no single or partial exercise of any such right or remedy shall preclude any other or further exercise thereof or of any other right or remedy. Neither party shall be deemed to have waived any claim arising out of this Agreement, or any right, condition or remedy under this Agreement, unless the waiver of such right, condition or remedy is expressly set forth in a written instrument executed by such party and any such waiver shall only be applicable and effective in the specific instance in which it is given.

14.8 Severability. If any provision of this Agreement shall be held invalid, illegal, or unenforceable, the remaining provisions of the Agreement shall remain in full force and effect, and the invalid, illegal, or unenforceable provision shall be limited or eliminated only to the extent necessary to remove such invalidity, illegality, or unenforceability in accordance with the applicable law at that time.

14.9 Attorneys’ Fees. Without limiting the provisions of Section 11, if either party institutes arbitration proceedings pursuant to Section 11 or an action to enforce the terms of this Agreement, the prevailing party in such proceeding or action shall be entitled to recover reasonable attorneys’ fees, costs, and expenses except as otherwise required by law.

14.10 Non-Exclusivity of Remedies. No remedy made available to the Company by any of the provisions of this Agreement is intended to be exclusive of, any other remedy. Each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder as well as those remedies, existing at law, in equity, by statute, or otherwise.

14.11 Interpretation and Advice of Counsel. Executive was advised to seek the advice of counsel in connection with the negotiation of this Agreement. Executive has done so. Any uncertainty or ambiguity shall not be construed for or against any party based on attribution of drafting to any party.

14.12 Survival. Sections 9, 10, 11, 12, 13 and 14 and Section 7 or 8, as the case may be, if this Agreement shall be terminated pursuant to Section 7, shall survive the termination of this Agreement and remain in full force and effect.

14.13 No Conflict. Executive represents that the execution of this Agreement by Executive will not violate any other agreement to which Executive is a party.

IN WITNESS WHEREOF, this Agreement has been executed as of the Effective Date.

BRE PROPERTIES, INC.	EXECUTIVE

/s/ Constance B. Moore	/s/ Stephen C. Dominiak
Constance B. Moore	Stephen C. Dominiak
Chief Executive Officer

EXHIBIT A

BRE PROPERTIES, INC.

PERFORMANCE STOCK AWARD AGREEMENT

This Performance Stock Award Agreement (this “Agreement”), dated as of January 30, 2008 (the “Grant Date”), is entered into by and between BRE Properties, Inc., a Maryland Corporation (the “Company”), and Stephen C. Dominiak (“Employee”).

BACKGROUND

The Company and Employee entered into an Employment Agreement dated as of                             , 2008 (the “Employment Agreement”), which provides that, at the discretion of the Board of Directors of the Company, Employee is eligible to receive long term incentive awards.

The Company has established the 1999 BRE Stock Incentive Plan, as amended (the “Plan”), to provide, among other things, long term incentive awards.

The Committee has determined that Employee be granted shares of Common Stock of the Company (“Common Stock”) under the Plan subject to the restrictions stated below and as hereinafter set forth.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

1. Terms of Plan. All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in the Plan. Employee confirms and acknowledges that Employee has received and reviewed a copy of the Plan and the Information Statement, dated as of the Grant Date, with respect to the Plan. Employee and the Company agree that the terms and conditions of the Plan are incorporated in this Agreement by this reference.

2. Main Grant of Shares. Subject to the terms and conditions of this Agreement and of the Plan, including without limitation the vesting provisions set forth in Section 3, the Company hereby grants to Employee                                                   (            ) shares of Common Stock (the “Shares”) under the Plan which number of Shares shall be subject to adjustment pursuant to Sections 12. The Shares shall be deemed “Restricted Shares” under the Plan.

3. Vesting of Shares. The Shares, subject to adjustment pursuant to Section 12, shall vest and become free of any restriction pursuant to this Agreement 25% on the first anniversary of the Grant Date, 25% on the second anniversary of the Grant Date and 50% on the third anniversary of the Grant Date.

4. Not Used.

5. Vesting of Shares Upon Change in Employment Status.

5.1. Termination Without Cause, Resignation With Good Reason or Retirement. Notwithstanding Section 3, if prior to the third anniversary of the Grant Date Employee’s Employment Agreement and employment with the Company is terminated by Employee due to Good Reason or retirement on or after the Retirement Age, or by the Company for other than Good Cause, then effective as of the date of such termination all Shares shall fully vest.

5.2. Termination for Cause or Resignation Without Good Reason. Notwithstanding Sections 3, if Employee’s Employment Agreement and employment with the Company is terminated by the Company for Good Cause or Employee resigns without Good Reason prior to the third anniversary of the Grant Date, all of the Shares that have not yet vested pursuant to Section 3 shall be forfeited by Employee, ownership of all such Shares shall transfer back to the Company and Employee shall have no further rights with respect to any of such unvested Shares.

5.3. Termination Upon Death or Disability. Notwithstanding Section 3, if prior to the third anniversary of the Grant Date Employee’s Employment Agreement and employment with the Company is terminated by Employee due to death or Disability (a “Vesting Event”), then effective as of the date of such termination of employment the number of Shares that shall be vested (including Shares that have already vested pursuant to Section 3), shall be as follows:

Vesting Event Occurs	Percentage of Shares Vested (including Shares previously vested)
Before the 1st Anniversary of the Grant Date	50%
After the 1st Anniversary but before the Second Anniversary of the Grant Date	75%
After the Second Anniversary of the Grant Date	100%

5.4. Termination Following a Change in Control. If within 12 months after the effective date of a Change in Control (as defined in the Employment Agreement) Employee’s Employment Agreement and employment with (i) the Company, (ii) an affiliate of the Company (as such term is defined in the Exchange Act) or (iii) such entity that the Company has merged or consolidated with or an affiliate (as such term is defined in the Exchange Act) of such entity (such entity or affiliate in (i), (ii) or (iii), the “Continuing Employer”) is terminated by Employee for Good Reason or by the Continuing Employer without Good Cause, then, notwithstanding Section 3, 100% of the Shares shall automatically vest on the date of such termination of employment, provided, however, that if prior to such termination the outstanding shares of common stock of the Company shall have been exchanged or converted into the right to receive other securities, cash or property, whether pursuant to a merger, consolidation or sale of all or substantially all of the assets of the Company (a “Conversion Event”), then each Share that could

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vest pursuant to this Section 5.4 shall immediately after such Conversion Event represent the right to receive such other securities, cash or property that Employee would have received or been entitled to had such Shares been outstanding immediately prior to such Conversion Event. Employee and Company agree that any termination of Employee’s Employment Agreement with the Company attendant to any Change in Control in which Employee is, in connection with such Change in Control, hired as an employee of a Continuing Employer shall not be deemed a termination of Employee’s Employment Agreement with a Continuing Employer for purposes of this Section 5.4 unless Employee resigns following the Change of Control for Good Reason.

6. Vesting of Shares upon Committee Action. Notwithstanding Sections 3 and 5, the Committee reserves its right, exercisable at its sole discretion, including under Section 4.2 of the Plan to accelerate the vesting of all or any portion of any unvested Shares.

7. Restrictions Period. The period of time between the Grant Date and the date Shares become vested is referred to herein as the “Restriction Period.” Until a Share becomes vested in accordance with Section 3, 5 or 6, neither such Share nor any beneficial interest therein shall be sold, transferred, assigned, pledged, encumbered or otherwise disposed of in any way at any time (including, without limitation, by operation of law) other than (i) to the Company or its assignees or (ii), after written notice to the Company identifying the transferee to the reasonable satisfaction of the Company, to an intervivos or testamentary trust for the benefit of the Employee and/or the Employee’s spouse during the Employee’s life or to such other person or persons (individually or as trustee or trustees of a trust), for estate planning or gifting purposes, as the Committee may specifically approve. Any permitted transferee of Shares or any interest therein shall be required as a condition of such transfer to agree in writing, in form satisfactory to the Company, that it shall receive and hold such Share or interest subject to the provisions of this Agreement, including but not limited to the forfeiture provisions hereof. For purposes of this Agreement, the term “Employee” shall include such a permitted transferee when appropriate.

8. Legend. All certificates representing any Shares which are not vested shall have endorsed thereon during the Restriction Period the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION.

9. Retention of Certificate. The certificate or certificates evidencing any of the unvested Shares shall be deposited with the Secretary of the Company. The Shares may also be held in a restricted book entry account in the name of Employee. Such certificates or such book entry shares are to be held by the Company until termination of the Restriction Period, when they shall be released by the Company to Employee, provided that, if the number of the Shares ultimately vested in Employee is different than the amount originally granted, then the certificate originally issued shall be cancelled and a new certificate representing the number of the Shares that have vested in Employee shall be delivered to Employee and all of the unvested Shares outstanding shall be forfeited by Employee, ownership of all such unvested Shares shall transfer back to the Company and Employee shall have no further rights with respect to any of such unvested Shares.

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10. Employee Shareholder Rights. During the Restriction Period, Employee shall have all the rights of a shareholder with respect to unvested Shares except for the right to transfer the Shares (as set forth in Section 7). Accordingly, Employee shall have the right to vote the Shares and to receive dividends on all Shares subject to vesting pursuant to Section 3.

11. Not Used

12. Changes in Capitalization. In the event that as a result of (a) any stock dividend, stock split or other change in the outstanding shares of Common Stock, or (b) any merger or sale of all or substantially all of the assets or other acquisition of the Company, and by virtue of any such change Employee shall in his/her capacity as owner of unvested Shares (the “Prior Stock”) be entitled to new or additional or different shares or securities, such new or additional or, different shares or securities shall thereupon be considered to be unvested Stock and shall be subject to all of the conditions and restrictions which were applicable to the Prior Stock pursuant to this Agreement.

13. Taxes. Employee shall be liable for any and all taxes, including withholding taxes, arising out of the grant, issuance or vesting of Shares or any grant or issuance of Reserve Performance Shares or Earned Dividend Shares hereunder. Employee may elect to satisfy such withholding tax obligation by having the Company retain Shares having a fair market value equal to the Company’s minimum withholding obligation. To the minimum extent reasonably determined by the Company to be necessary, the Company shall defer delivery of vested Shares to avoid any adverse tax consequences to the Employee under Section 409A of the Internal Revenue Code of 1986, as amended. As of the date this Agreement has been executed, it is not expected the preceding sentence would apply.

14. Fractional Shares. The Company shall not be required to deliver any fractional Shares that may vest or become issuable pursuant to this Agreement or record or issue any fractional Share that may be issuable pursuant to Section 12. In lieu of any delivery, recordation or issuance of any such fractional Share, the Company shall, at such time as such fractional Share would otherwise be deliverable, subject to recording or issuable, pay to Employee an amount in cash (rounded to the nearest whole cent) equal to product of (x) the Stock Price at such time multiplied by (y) the fraction of a Share to which Employee would otherwise be entitled.

15. Miscellaneous.

15.1. Transfers in Violation of Restrictions. The Company shall not be required (i) to transfer on its books any Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

15.2. Further Assurances. The parties agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.

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15.3. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon delivery to Employee at such Employee’s address then on file with the Company.

15.4. No Employment Guarantee. Neither the Plan nor this Agreement nor any provisions under either shall be construed so as to grant Employee any right to remain in the employ of the Company and neither alters Employee’s at-will status.

15.5. Arbitration. This Agreement shall be governed by the arbitration provisions of the Employment Agreement, including the provision relating to recovery of reasonable attorneys’ fees, costs, and expenses.

15.6. Entire Agreement. This Agreement, including the Plan, and the Employment Agreement constitute the entire agreement of the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BRE PROPERTIES, INC.	EMPLOYEE

Constance B. Moore
Chief Executive Officer

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EXHIBIT B

RELEASE

THIS RELEASE (“Release”), is entered into by and between Stephen C. Dominiak (referred to herein as “Executive”), and BRE Properties, Inc., a Maryland corporation (the “Company”), as of this                     , day of                         ,                         .

RECITALS

WHEREAS, the Executive and the Company are parties to an Amended and Restated Employment Agreement (“Agreement”) entered on                         ;

WHEREAS, the provisions in the Agreement are incorporated into this Release as if fully re-written herein;

NOW, THEREFORE, in consideration of the foregoing promises, the mutual covenants and promises contained herein and in the Agreement, the releases set forth herein, other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed by the Executive and the Company as follows:

AGREEMENT

1.	RELEASE OF CLAIMS.

A. Executive’s Release Of Claims. In consideration of the benefits under Section 9 of the Employment Agreement and any reference to rights or benefits set forth therein, the Executive hereby waives all rights under Section 1542 of the Civil Code of the State of California. Section 1542 provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Notwithstanding the provisions of Section 1542 of the Civil Code of the State of California, the Executive hereby irrevocably and unconditionally releases and forever discharges the Company, and each and all of its related entities and its officers, directors, employees, agents, and representatives and their successors and assigns, and all persons acting by, through, under, or in concert with any of them, from any and all charges, complaints, claims, and liabilities of any kind or nature whatsoever, known or unknown, suspected or unsuspected (hereinafter referred to as “Executive Claims”), which the Executive at any time had or claims to have or which the Executive at any time may have or claim to have regarding incidents that have occurred as of the date of this Release, including, without limitation, any and all Executive Claims relating to the Executive’s employment or the termination of the Executive’s employment with the Company. It is expressly understood by the Executive that among the various rights and claims being waived in this Release are those arising under the Age Discrimination in Employment Act of 1967, the United States and California Constitutions, California common law, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, state and federal family leave acts, the California Fair Employment and Housing Act, the Employee Retirement Income Security Act, and any and all federal and state executive orders and other statutes and regulations. The parties understand that the waived Executive Claims include all actions, claims and grievances, whether actual or potential, known or unknown, and specifically but not exclusively, all claims regarding offenses that have occurred as of the date of this Release, including claims arising out of the Executive’s employment and the termination of that employment with the Company. All such claims (including related attorneys’ fees and costs) are forever barred by this Release without regard to whether those claims are based on any alleged breach of a duty arising in contract or tort, or any alleged unlawful act, including, without limitation, discrimination or harassment, any other claim or cause of action, and regardless of the forum in which it might be brought. The foregoing notwithstanding, the parties understand and agree that the following Executive Claims are not released: (a) claims for indemnification due under Section 7237 of the California Corporations Code; (b) claims for indemnification due under Section 2802 of the California Labor Code; (c) claims for indemnification under the Company’s By-Laws, or otherwise; (d) any rights to coverage under any Company Director’s and Officers liability policy; (e) claims for workers’ compensation benefits; (f) claims for unemployment insurance benefits; (g) claims for vested retirement benefits; and (h) claims for any benefits that the Executive has under the Employment Agreement. .

B. Company’s Release Of Claims. The Company hereby waives all rights under Section 1542 of the Civil Code of the State of California. Section 1542 provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Notwithstanding the provisions of Section 1542 of the Civil Code of the State of California, the Company hereby irrevocably and unconditionally releases and forever discharges the Executive, and each of the Executive’s agents, representatives, successors and assigns, from any and all charges, complaints, claims, and liabilities of any kind or nature whatsoever, known or unknown, suspected or unsuspected (hereinafter referred to as “Company Claims”), which the Company at any time had or claims to have or which the Company at any time may have or claim to have regarding incidents that have occurred as of the date of this Release, including, without limitation, any and all charges relating to the Executive’s employment relationship with the Company. The released Company Claims include all actions, claims and grievances, whether actual or potential, known or unknown, and specifically but not exclusively, all claims regarding offenses that have occurred as of the date of this Release, including Company Claims arising out of the Executive’s employment relationship with the Company. All such Company Claims (including related attorneys’ fees and costs) are forever barred by this Release without regard to whether those claims are based on any alleged breach of a duty arising in contract or tort, any alleged unlawful act, any other claim or cause of action, and regardless of the forum in which it might be brought.

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2.	KNOWING AND VOLUNTARY RELEASE.

The Executive understands and agrees that the Executive:

A. Is entitled to, but need not take, a full twenty-one (21) days within which to consider this Release before executing it;

B. Has carefully read and fully understands all the provisions of this Release;

C. Is, through this Release, releasing the Company, its related entities, and each and all of its officers, directors, employees, agents, and representatives, of any and all claims the Executive may have against them;

D. Knowingly and voluntarily agrees to all the terms set forth in this Release;

E. Knowingly and voluntarily intends to be legally bound to this Release;

F. Was advised and hereby is advised in writing to consider the terms of this Release and consult with an attorney of the Executive’s choice prior to execution of this Release;

G. Has a full seven (7) days following the execution of this Release to revoke this Release and has been advised in writing that the Release shall not become effective or enforceable until the revocation period has expired; and

H. Understands that rights or claims under the Age Discrimination in Employment Act of 1967 that may arise after the date of this Release is executed are not waived.

3.	MISCELLANEOUS.

3.1 No effect. This Release shall not affect any claim which cannot be waived by private agreement.

3.2 Binding Effective Agreement. This Release shall be binding on the Executive, and upon the Executive’s heirs, administrators, representatives, executors, successors and permitted assigns, and shall inure to the benefit of the Company, its related entities, and its officers, directors, employees, agents, and representatives, and to its administrators, executors, successors and assigns. The Executive expressly warrants that the Executive has not transferred to any person or entity any rights, causes of action, or claims released in the Release.

3.3. Entire Agreement. The Agreement and this Release set forth the entire agreement between the parties and fully supersede any and all prior agreements or understandings, written or oral, between the parties pertaining to the subject matter of the Agreement and this Release. This Release may not be modified or amended. If any provision of this Release or the application thereof is held invalid, the invalidity shall not affect the other provisions or applications of this Release which can be given effect without the invalid

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provisions or applications, and to this end the provisions of this Release are declared to be severable. This Release may not be assigned without the express written consent of the non-assigning party. In the event any dispute arises in regard to the interpretation of this Release, the parties agree this Release shall not be deemed to have been drafted by one or the other, and that any rules of construction to the affect that any ambiguities are to be resolved against the drafting party shall not be applicable.

4.	PROPRIETARY AND CONFIDENTIAL INFORMATION.

Any agreements the Executive may have signed with the Company concerning trade secrets, secrecy, new products, ideas, inventions, business plans, inventions, and confidential data will remain in full force and effect. The Executive shall return to the Company on or before the Executive’s final date of employment with the Company, and not take, copy, use, or distribute in an form or manner, Company documents or information which is proprietary and/or confidential, including, but not limited to, lists of customers or potential customers, lists of investors or potential investors, financial information, business and strategic plans, software programs and codes, access codes, and other similar confidential materials or information. The Executive further agrees to return all Company property by the Executive’s final date of employment. It is understood and agreed that any unauthorized use of Company proprietary or confidential information under this provision voids the Company’s obligation to provide Compensation Upon Termination as described in Section 8 of the Agreement.

5.	COOPERATION.

The Executive agrees to assist the Company in defending or prosecuting any claim which arose or may arise or continue after the Executive’s cessation of employment with the Company. Such assistance shall include, but not be limited to the Executive being reasonably available as a witness for the Company regardless of the location of the deposition or trial, being reasonably prepared for testimony, and providing the Company and its counsel with information or materials within the Executive’s knowledge related to the Executive’s employment or pertinent to the claim. The Company agrees to reimburse the Executive only for out-of-pocket expenses (including travel) actually incurred by the Executive in providing assistance at the Company’s request pursuant to this provision.

6.	ARBITRATION.

6.1 Executive and the Company each agree that any and all controversy pertaining to the subject matter of this Release, including but not limited to, those involving construction or application or performance of any terms, provisions, or conditions of this Release, shall be resolved by binding arbitration in San Francisco, California. This Release does not prohibit either party from seeking provisional injunctive relief, pursuant to California Code of Civil Procedure Section 1281.8.

6.2 The dispute will be arbitrated in accordance with the then-current rules of the American Arbitration Association applicable to employment disputes. The Company agrees to pay the fees and expenses for the arbitration, except those related to the Executive’s legal fees and costs. The parties agree to file any demand for arbitration within the time limit established

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by the applicable statute of limitations for the asserted claims or within one year of the conduct that forms the basis of the claim if the claim asserts a breach of express or implied contract. The failure to demand arbitration within the prescribed time period shall result in waiver of said claims. THE PARTIES UNDERSTAND AND AGREE THAT THEY ARE WAIVING THEIR RIGHTS TO BRING SUCH CLAIMS TO COURT, INCLUDING THE RIGHT TO A JURY TRIAL.

IN WITNESS WHEREOF, this Release has been executed as of the date first above written.

BRE PROPERTIES, INC.	EXECUTIVE

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